UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2021

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310

Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 652-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement

On February 26, 2021, Duos Technologies Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain existing investors in the Company (the “Purchasers”).  Pursuant to the Purchase Agreement, the Purchasers purchased 4,500 shares of a newly-authorized Series C Convertible Preferred Stock (the “Series C Preferred Stock”), and the Company received net proceeds of $4,500,000.  The Purchase Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

Under the Purchase Agreement, the Company is required to hold a meeting of shareholders at the earliest practical date, but in no event later than June 25, 2021 (or July 26, 2021 in the event of a review of the proxy statement by the Securities and Exchange Commission (the “SEC”)).  Nasdaq Marketplace Rule 5635(d) limits the number of shares of common stock (or securities that are convertible into common stock) without shareholder approval.  The Company is required to obtain shareholder approval (the “Stockholder Approval”) in order to issue shares of common stock underlying the Series C Preferred Stock at a price less than the Minimum Price (as defined in the Rule) which equal 20% or more of the number of shares of common stock outstanding before the issuance.  As described below, the terms of the Series C Preferred Stock restrict its convertibility to a number of shares less than the 20% limit, until the Stockholder Approval is obtained.  If the Company does not obtain the Stockholder Approval at the first meeting, it is required to hold shareholder meetings every four months until the Stockholder Approval is obtained.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Purchasers.  Pursuant to the Registration Rights Agreement, the Company shall file with the SEC a registration statement covering the resale by the Purchasers of the shares of common stock into which the shares of Series C Preferred Stock are convertible.  Subject to certain conditions, the Company must cause the registration statement to be declared effective by May 27, 2021 (or in the event of a full review by the SEC, by June 25, 2021).  The Registration Rights Agreement contains customary representations, warranties, agreements and indemnification rights and obligations of the parties.

The forgoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents, forms of which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 19, 2020, the Company received from The Nasdaq Stock Market LLC (“Nasdaq”) a letter indicating that it was not in compliance with Nasdaq Marketplace Rule 5550(b)(1), which requires companies listed on the Nasdaq Capital Market to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing.  On its quarterly report for the period ended September 30, 2020, the Company reported stockholders’ equity of $2,219,517 and, as a result, did not satisfy Nasdaq Marketplace Rule 5550(b)(1).

As a result of the issuance of the Series C Preferred Stock as noted in Item 1.01 above, and the forgiveness of the approximately $1.4 million Paycheck Protection Program loan previously secured by the Company, as of the date of this Current Report on Form 8-K, the Company believes it has regained compliance with the stockholders’ equity requirement.  Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

Item 3.02

Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the Series C Preferred Stock was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for an exemption under Section 4(a)(2) of the Securities Act and by Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Item 3.03

Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

On February 26, 2021, the Company amended its Certificate of Incorporation by filing the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Florida, which authorized the Series C Preferred Stock with such preferences, rights and limitations as set forth in the Certificate of Designation.

General.  The Company’s Board of Directors has designated 5,000 shares as the Series C Preferred Stock.  Each share of the Series C Preferred Stock has a stated value of $1,000.

Voting Rights.  The holders of the Series C Preferred Stock, the holders of the common stock and the holders of any other class or series of shares entitled to vote with the common stock shall vote together as one class on all matters submitted to a vote of shareholders of the Company.  Each share of Series C Preferred Stock has 172 votes (subject to adjustment); provided that in no event may a holder of Series C Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation (as defined in the Certificate of Designation and as described below).

Dividends.  There is no separate dividend payable on the Series C Preferred Stock but holders of Series C Preferred Stock shall be entitled to receive dividends on shares of Series C Preferred Stock equal (on an as-if-converted to common stock basis, without giving effect to the Beneficial Ownership Limitation) to and in the same form as dividends actually paid on shares of common stock.

Conversion.  Each share of Series C Preferred Stock is convertible, at any time and from time to time, at the option of the holder, into that number of shares of common stock (subject to the Beneficial Ownership Limitation) determined by dividing the stated value of such share ($1,000) by the conversion price, which is $5.50 (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions).

Beneficial Ownership Limitation.  The Company shall not effect any conversion of the Series C Preferred Stock, and a holder shall not have the right to convert any portion of the Series C Preferred Stock, to the extent that after giving effect to the conversion sought by the holder such holder (together with such holder’s Attribution Parties (as defined in the Certificate of Designation)) would beneficially own more than 4.99% (or upon election by a holder prior to the issuance of any shares of Series C Preferred Stock, 19.99%) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon such conversion.  All of the Purchasers elected to have the 19.99% Beneficial Ownership Limitation be applicable to their shares of Series C Preferred Stock.

Issuance Restrictions.  Notwithstanding anything to the contrary in the Certificate of Designation, until the Company has obtained Stockholder Approval, the Company may not issue upon the conversion of any share of Series C Preferred Stock a number of shares of common stock which, when aggregated with any shares of common stock issued upon conversion of any other shares of Series C Preferred Stock, would exceed 706,620 (subject to adjustment).

Liquidation Preference.  Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to participate on an as-converted-to-common stock basis (without giving effect to the Beneficial Ownership Limitation) with holders of the common stock in any distribution of assets of the Company to holders of the common stock.

The foregoing description of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the Certificate of Designation, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01

Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: March 1, 2021	By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer